As filed with the Securities and Exchange Commission on June 26,
1998
                                 Registration No. ______________





               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933


                    MAIN STREET BANCORP, INC.
     (Exact Name of Registrant as Specified in its Charter)

      Pennsylvania                       23-2960905
(State of Incorporation)    (I.R.S. Employer Identification No.)

           601 Penn Street, Reading, PA          19601
       (Address of Principal Executive Offices) (Zip Code)

                    Main Street Bancorp, Inc.
          1993 Independent Directors Stock Option Plan
                    (Full title of the Plan)

Nelson R. Oswald, Chairman        Jeffrey P. Waldron, Esquire
and Chief Executive Officer       Stevens & Lee
Main Street Bancorp, Inc.         One Glenhardie Corporate Center
601 Penn Street                   1275 Drummers Lane
Reading, Pennsylvania 19601       P.O. Box 236
(610) 685-1400                    Wayne, Pennsylvania 19087
                                  (610) 293-4961
 (Names, addresses and telephone numbers of agents for service)
                      _____________________


                 CALCULATION OF REGISTRATION FEE
_________________________________________________________________

                                  Proposed        Proposed
 Title of                          Maximum        Maximum
Securities           Amount       Offering       Aggregate          Amount of
  to be              to be          Price         Offering        Registration
Registered         Registered     Per Unit          Price              Fee
Common stock,       12,570        $26.125         $328,391.25      $100
$1.00 par value     shares
per share
______________________________________________________________________________

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c), on the basis of the closing price of Main Street Bancorp, Inc. Common Stock on June 23, 1998.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents have been filed by Main Street
Bancorp, Inc. (the "Registrant") with the Securities and Exchange
Commission ("SEC") and are incorporated herein by reference:

     (a) Registrant's Current Report on Form 8-K dated May 15, 1998 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as amended on Form 8-K/A on June 25, 1998.

     (b)  All other reports filed by the Company pursuant to
          Section 13(a) or 15(d) of the Exchange Act since
          April 29, 1998.

     (c) The description of the Registrant's common stock, par value $1.00 per share (the "Common Stock"), set forth in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on April 30, 1998, and as amended on Form 8-A/A on May 8, 1998.

     All documents subsequently filed by Heritage pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.
  <PAGE 1>
ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

          The bylaws of the Company provide for
(1) indemnification of directors, officers, employees and agents of the registrant and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

          Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by the Company.


ITEM 7.  INCORPORATION OF DOCUMENTS BY REFERENCE

     Not applicable.

ITEM 8.  EXHIBITS

          4.1 Articles of Incorporation of Main Street Bancorp, Inc., as amended, incorporated herein by reference to Exhibit 3.1 of the Registration Statement
               No. 333-44697 on Form S-4 of the Registrant.

          4.2 Bylaws of Main Street Bancorp, Inc. incorporated herein by reference to Exhibit 3.2 of the Registration Statement No. 333-44697 on Form S-4 of the Registrant.

          5.1 Opinion of Stevens & Lee re: legality of common stock being registered.

          23.1 Consent of Beard & Company, Inc., independent auditors.

          24.  Power of Attorney (included on signature page).

          99.1 Main Street Bancorp, Inc. 1993 Independent
               Directors Stock Option Plan.  <PAGE 2>

ITEM 9.  UNDERTAKINGS

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information with respect to the plan of distribution.

               (2)  That, for the purpose of determining
liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering thereof.

               (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

               Provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (4) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (5) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of a plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the
<PAGE 3> requirements of Rule 14a-3 or Rule 14c-3 if under the
Securities Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reading, Commonwealth of Pennsylvania, on June 23, 1998.
                              MAIN STREET BANCORP, INC.

                              By:/s/ Nelson R. Oswald
                                   Nelson R. Oswald
                                   Chairman and Chief Executive
                                   Officer


                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nelson R. Oswald, Allen E. Kiefer and Jeffrey P. Waldron, Esquire, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached, and to file all those amendments and all exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated below.

Signatures                    Title                     Date
/s/ Nelson R. Oswald        Chairman and            June 23, 1998
Nelson R. Oswald            Chief Executive Officer
                            (Principal Executive
                            Officer)
  <PAGE 5>
/s/ Allen E. Kiefer         President, Chief        June 23, 1998
Allen E. Kiefer             Operating Officer
                            and Director

/s/ Robert D. McHugh, Jr.   Executive Vice          June 23, 1998
Robert D. McHugh, Jr.       President and Chief
                            Financial Officer
                            (Principal Financial
                            Officer)


/s/ Donna L. Rickert        Senior Vice President,  June 23, 1998
Donna L. Rickert            Chief Accounting Officer,
                            Controller (Principal
                            Accounting Officer)

/s/ Richard D. Biever       Director                June 23, 1998
Richard D. Biever

/s/ Edward J. Edwards       Director                June 23, 1998
Edward J. Edwards

/s/Richard T. Fenstermacher Director                June 23, 1998
Richard T. Fenstermacher

/s/ Ivan H. Gordon          Director                June 23, 1998
Ivan H. Gordon

/s/ Jeffrey W. Hayes        Director                June 23, 1998
Jeffrey W. Hayes

/s/ Alfred B. Mast          Director                June 23, 1998
Alfred B. Mast

/s/ Frederick A. Gosch      Director                June 23, 1998
Frederick A. Gosch

                            Director                June 23, 1998
Wesley R. Pace

/s/ Floyd S. Weber          Director                June 23, 1998
Floyd S. Weber

/s/ Joseph Schlitzer        Director                June 23, 1998
Joseph Schlitzer

/s/ Albert L. Evans, Jr.    Director                June 23, 1998
Albert L. Evans, Jr.

                        INDEX TO EXHIBITS


Sequential
Exhibit No.          Exhibit                         Page Number

4.1  Articles of Incorporation of Main Street
     Bancorp, Inc. incorporated herein by
     reference to Exhibit 3.1 of the Registration
     Statement No. 333-44697 on Form S-4 of the
     Registrant.

4.2  Bylaws of Main Street Bancorp, Inc.
     incorporated herein by reference to
     Exhibit 3.2 of the Registration Statement
     No. 333-44697 on Form S-4 of the Registrant.

5.1 Opinion of Stevens & Lee re: legality of common stock being registered.

23.1 Consent of Beard & Company, Inc., independent auditors.

24. Power of Attorney (included on signature page).

99.1 Main Street Bancorp, Inc. 1993 Independent Directors Stock
     Option Plan.  <PAGE 7>